Exhibit 10.2

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (the “Agreement”), dated as of December 1, 2022, is entered into by and between YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”) and HELBIZ, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”).

BACKGROUND

(A)	Reference is made to the Standby Equity Purchase Agreement, dated as of October 31, 2022 (as may be amended restated, supplemented or otherwise modified from time to time, the “Existing SEPA,” and the Existing SEPA as amended by this Agreement, the “SEPA”) pursuant to which the Company shall have the right to issue and sell to the Investor, from time to time as provided therein, and the Investor shall purchase from the Company, up to $13.9 million of the Company’s shares of common stock, par value $0.00001 per share (the “Common Shares”).
(B)	Pursuant to Section 2.04 of the SEPA, subject to the mutual consent of the parties, from time to time the Company may request, and the Investor shall provide, pre-advance loans (each, a “Pre-Advance Loan”), pursuant to a promissory note on terms and conditions to be agreed by the parties.
(C)	The parties have agreed that the Investor shall provide a Pre-Advance Loan in the principal amount of $5,000,000, on the terms and conditions set forth in this Agreement pursuant to the issuance and sale by the Company of a convertible promissory note (the “Promissory Note”) in the form attached hereto as Exhibit A to the Investor.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.       Definitions and Interpretation

1.1       Capitalized terms not otherwise defined herein shall have the meanings set forth in the SEPA, as applicable.

2.       Pre-Advance Loan Closing

2.1        First Pre-Advance Loan. Subject to the satisfaction (or waiver) of the conditions precedent to the Pre-Advance Loan set forth in Section 5 below, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Promissory Note with a principal amount of up to $5,000,000 (the “Principal Amount”) for a purchase price equal to a 10% discount to the Principal Amount paid.

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2.2       Closing. The closing of the issuance and sale of the Promissory Note (the “Closing”) shall occur at the offices Yorkville Advisors Global, LP, 1012 Springfield Avenue, Mountainside, NJ 07092. The Closing shall take place in two tranches, the first tranche shall take place on the date hereof, subject to the satisfaction or waiver of the conditions to the Closing set forth in Section 4 below (or such other date as is mutually agreed to by the Company and the Investor) (the “Initial Closing Date”), and the second tranche shall take on the December 8, 2022, subject to the satisfaction or waiver of the conditions to the Closing set forth in Section 4 below (or such other date as is mutually agreed to by the Company and the Investor) (the “Second Closing Date”).

2.3        Form of Payment. Subject to the satisfaction of the terms and conditions of the this Agreement, (i) on the First Closing Date the Investor shall deliver to the Company the purchase price of the Promissory Note to be issued and sold to the Investor on such Closing in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested, (ii) on the Second Closing Date the Investor shall deliver to the Company the purchase price of the Promissory Note to be issued and sold to the Investor on such Closing in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested.

3.       Supplemental Agreements to the SEPA.

3.1       Investor Advance Notices. At any time during the Commitment Period, provided that there is an outstanding balance owed under the Promissory Note, the Investor may, by providing written notice to the Company in the form set forth herein as Exhibit B (an “Investor Notice”), require the Company to deliver an Advance Notice to the Investor in accordance with the following provisions:

(a)       The Investor shall, in each Investor Notice, select the amount of the Advance, in its sole discretion, and the timing of delivery; provided that the amount of the Advance shall not exceed (i) the outstanding balance owed under the Promissory Note on the date of delivery of the Investor Notice, (ii) the Exchange Cap, if applicable, or (iii) the amount that would cause the aggregate number of Common Shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its Affiliates as a result of previous issuances and sales of Common Shares to Investor under this Agreement and the SEPA to exceed 4.99% of the then outstanding Common Shares (the “Ownership Limitation”).

(b)       The Purchase Price of the Shares in respect of any Advance Notice delivered pursuant to an Investor Notice shall be equal to the Conversion Price (as defined in the Promissory Note) in effect on the date of delivery of the Investor Notice.

(c)        Investors Notices shall be delivered in accordance with the instructions set forth at the bottom of Exhibit B. An Investor Notice shall be deemed delivered on the day it is received by the Company.

(d)       Upon the deemed delivery of an Investor Notice in accordance with Section 3.1(c) above, a corresponding Advance Notice shall simultaneously be deemed to have been delivered by the Company to the Investor, and any conditions precedent to such Advance Notice under the terms of the SEPA that have not been satisfied shall be deemed to have been waived by the Investor.

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(e)       Notwithstanding anything to the contrary in this Agreement, if on any day that an Investor Notice is delivered (i) the Company notifies the Investor that a Material Outside Event has occurred, or (ii) the Company notifies the Investor of a Black Out Period, the parties agree that such Investor Notice shall be automatically withdrawn.

3.2       Closings of an Advance Notice delivered pursuant to an Investor Notice.

(a)       In respect of an Advance Notice deemed to be delivered pursuant to Section 3.1 above, the Advance Date shall be the date that the Investor Notice was delivered to the Company.

(b)       In respect of an Advance Notice deemed to be delivered pursuant to Section 3.1 above, the Investor shall pay the aggregate purchase price of the Shares (as set forth in the Settlement Document) by offsetting the amount of the aggregate purchase price of the Shares to be paid by the Investor against an equal amount outstanding under the Promissory Note (first towards accrued and unpaid interest, and then towards outstanding principal).

(c)       The closing of each Advance Notice deemed to be delivered pursuant to Section 3.1 above and issuance of Shares related to such Advance Notice (each, an “Advance Notice Closing”) shall take place as soon as practicable on or after each Advance Date in accordance with the procedures set forth below. In connection with each Advance Notice Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(i) On each Advance Date, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit C (each a “Settlement Document”), setting forth the number of Shares to be purchased by the Investor, the Conversion Price, the aggregate amount of accrued and unpaid interest due on the Promissory Note as of the Advance Date that shall be offset by the issuance of Shares, the aggregate principal amount of the Promissory Note as of the Advance Date that shall be offset by the issuance of Shares and the total principal amount of the Promissory Note that shall be outstanding following the Closing of the Advance.

(ii) Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than one Trading Day after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. To facilitate the transfer of the Common Shares by the Investor, the Common Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering such Common Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Common Shares in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available exemption).

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(iii) On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement or the SEPA in order to implement and effect the transactions contemplated herein.

4.        Representations, Warranties and Covenants.

4.1       Representations and Warranties of the Company.

(a)       For the purposes hereof, the Company represents and warrants to the Investor that, as of the date hereof and the First Closing Date and the Second Closing Date all of the representations and warranties in the SEPA are true and correct in all material respects (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date) and shall apply in respect of the issuance and sale of the Promissory Note and the transactions contemplated by this Agreement.

(b)       The Company represents and warrants that it does not require shareholder approval prior to the issuance of the Promissory Note or any shares issuable upon conversion of the Promissory Note by the holder thereof in accordance with the terms and conditions of the Promissory Note.

(c)        Share Reserve. The maximum number of Common Shares issuable upon conversion of the Promissory Note (the “Underlying Shares”) have been duly authorized and reserved.

4.2       Representations and Warranties of the Investor. (a) For the purposes hereof, the Investor represents and warrants to the Company that, as of the date hereof and the First Closing Date and the Second Closing Date all of the representations and warranties in the SEPA are true and correct (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date) and shall apply in respect of the issuance and sale of the Promissory Note and the transactions contemplated by this Agreement.

(b)        Investor understands that none of the Promissory Note or the Common Shares underlying the Promissory Note have been registered under the Securities Act. Investor also understands that the Promissory Note is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Investor’s representations contained in the Agreement. Investor hereby represents and warrants as follows:

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(i) Investor Bears Economic Risk. Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Investor must bear the economic risk of this investment indefinitely unless the Promissory Note (or the Underlying Shares) is registered pursuant to the Securities Act, or an exemption from registration is available. Investor also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Investor to transfer all or any portion of the Promissory Note or the Underlying Shares under the circumstances, in the amounts or at the times Investor might propose.

(ii) Acquisition for Own Account. Investor is acquiring the Promissory Note for Investor’s own account for investment only, and not with a view towards their distribution.

(iii) Purchaser Can Protect Its Interest. Investor represents that by reason of its, or of its management’s, business or financial experience, Investor has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Investor is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(iv) Accredited Investor. Investor represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(v) Company Information. Investor has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(vi) Rule 144. Investor acknowledges and agrees that the Promissory Note, and, if issued, the Underlying Shares, issued to Investor, are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Investor has been advised or is aware of the provisions of Rule 144, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of securities being sold during any three-month period not exceeding specified limitations.

(vii) Transfer Restrictions. Investor acknowledges and agrees that the Promissory Note and, if issued, the Underlying Shares are subject to restrictions on transfer as set forth in the Promissory Note.

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4.3       Use of Proceeds. The Company will use the proceeds from the sale of the Promissory Note hereunder for working capital and other general corporate purposes or, if different, in a manner consistent with the application thereof described in the Registration Statement. Neither the Company nor any subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions Programs, or (ii) in any other manner that will result in a violation of Sanctions Programs.

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4.4       Form of Promissory Note. The parties agree that for the purposes of this first Pre-Advance Loan, all references to a “Promissory Note” or “promissory note” in the SEPA shall be deemed to be to the Promissory Note.

4.5       Integration. For so long as issuance of the shares of Class A common stock underlying the Promissory Notes are subject to the shareholder approval requirements of the Nasdaq, the Company shall not issue any securities or enter into any transaction which would be integrated with the issuance of the Promissory Note pursuant to this Agreement or the issuance of additional Common Shares pursuant to this Agreement or the SEPA for the purposes of the shareholder approval requirements of the Nasdaq.

4.6       Use of SEPA. At any time during the Commitment Period, provided that there is an outstanding balance owed under the Promissory Note, if the Company delivers an Advance Notice to the Investor, the Investor shall offset the amount due to be paid to the Company under such Advance Notice against an equal amount outstanding under the Promissory Note (first towards accrued and unpaid interest, and then towards outstanding principal, with no deduction for any Payment Premium, as defined in the Promissory Note), provided however, if no payment is due, or is coming due within five Trading Days, then one half of the proceeds from any such Advance Notice shall be split, with one half of the proceeds being offset by the Investor as provided in the previous sentence, and one half of the proceeds being paid to the Company. The provisions of this Section 4.6 shall supersede the restrictions provided for in Section 2.01(a)(iii) of the Existing SEPA.

5.       Conditions Precedent to the Promissory Note. The obligations of the Investor to purchase the Promissory Note shall be subject to the timely performance by the Company of their obligations hereunder, and the satisfaction, unless waived by the Investor, as of the First Closing Date and the Second Closing, of each of the following conditions:

5.1       Accuracy of Company’s Representation and Warranties. The representations and warranties of the Company set forth in Section 4.1 shall be true and correct in all material respects.

5.2       Registration of the Common Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell Common Shares issuable pursuant to Advance Notices under the SEPA.

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5.4       Authority. The issuance of the Promissory Note and the performance by the Company of its obligations thereunder, including, without limitation, the issuance of the Underlying Shares upon conversion thereof, is legally permitted by all laws and regulations to which the Company is subject and is not in conflict with, or prohibited by, the organizational documents of the Company, or any contract, agreement, or arrangement with any third party.

5.5       No Suspension of Trading in or Delisting of Common Shares. The Common Shares are quoted for trading on the Principal Market. The Company shall not have received any written notice that is then still pending threatening the continued quotation of the Common Shares on the Principal Market.

5.6       Bring Down Certificate. The Investor shall have received on and as of the Closing Date a certificate of an executive officer of the Company confirming that all of the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, and that the Company has complied with all agreements and covenants and satisfied all other conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

5.7       Closing Statement. The Company shall have received a letter, duly executed by an officer of the Company, setting forth wire transfer instructions of the Company for the payment of the Purchase Price by the Investor.

5.8       Second Tranche. With respect to the second tranche, the shareholder approval obtained by written consent to issue shares to the Investor in excess of the Exchange Cap and described in the definitive information statement filed on November 18, 2022 shall be effective.

6.       Counterparts and Delivery. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

7.       Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

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8. Non-Exclusive Agreement. Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

9.       Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person.

10.       Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, together with the SEPA, contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

11.       The SEPA. Other than as supplemented by this Agreement, the SEPA shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be signed by their duly authorized officers.

COMPANY:

HELBIZ, INC.

By: /s/ Salvatore Palella

INVESTOR:

YA II PN, LTD.

By: Yorkville Advisors Global LP
Its: Investment Manager

      By: Yorkville Advisors Global II, LLC
      Its: General Partner

By: /s/ Matt Beckman

Name: Matt Beckman
Title: Member

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EXHIBIT A

FORM OF PROMISSORY NOTE

EXHIBIT B

FORM OF INVESTOR NOTICE

YA II PN, LTD.

Dated: ______________ Investor Notice Number: ____

On behalf of YA II PN, LTD. (the “Investor”), the undersigned hereby certifies, with respect to the purchase of Common Shares of HELBIZ, INC. (the “Company”) issuable in connection with this Investor Notice, delivered pursuant to that certain Standby Equity Purchase Agreement, dated as of October 30, 2022, as amended and supplemented from time to time (the “Agreement”), as follows:

1.	Advance requested in the Advance Notice
2.	Purchase Price per share	[$0.50]
3.	Number of Shares due to Investor

The aggregate purchase price of the Shares to be paid by Investor pursuant to this Investor Notice shall be offset against amounts outstanding under the Promissory Note (first towards accrued and unpaid interest, and then towards outstanding principal, with no deduction for any Payment Premium, as defined in the Promissory Note) as follows:

1.	Amount offset against accrued and unpaid Interest	$[____________]
2.	Amount offset against Principal	$[____________]
3.	Total amount of the Promissory Note outstanding following the Advance	$[____________]

The undersigned has executed this Investor Notice as of the date first set forth above.

YA II PN, Ltd.

By: Yorkville Advisors Global, LP
Its: Investment Manager
By: Yorkville Advisors Global II, LLC Its: General Partner
By:
Name: Matt Beckman
Title: Member

EXHIBIT C

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

HELBIZ, INC.

Attn: [_______________________]

Email: [_______________________]

Below please find the settlement information with respect to the Advance Date of:
1.	Advance requested in the Investor Notice and related Advance Notice
2.	Number of Shares due pursuant to the Advance Notice
3.	Conversion price
4.	Aggregate amount of accrued and unpaid interest due on the Promissory Note
5.	Aggregate principal amount of the Promissory Note to be offset by the issuance of Shares
6.	Total principal amount of the Promissory Note outstanding following the Closing of the Advance

Please issue the number of Shares due to the Investor to the account of the Investor as follows:

Investor’s DTC participant #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

Contact person:

Number and/or email:

Sincerely,

YA II PN, LTD.

Agreed and approved By HELBIZ, INC.:

__________________________________

Name:

Title: